SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2007

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE	02-0181050
(a New Hampshire corporation)
Energy Park
780 North Commercial Street
Manchester, New Hampshire 03101-1134
Telephone: (603) 669-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8  -  Other Events

Item 8.01	Other Events.

     Public Service Company of New Hampshire (“PSNH”) intends to seek to amend and restate its First Mortgage Indenture, dated as of August 15, 1978 (the “PSNH Indenture”), substantially in its entirety (the “Restatement”). To become effective under the PSNH Indenture, most of the changes in the Restatement require the consent of the holders of not less than a majority in principal amount of all bonds then outstanding under the PSNH Indenture. These changes will become effective as soon as PSNH receives the required majority consent. The remaining changes require the consent of the holders of 100% in principal amount of all bonds then outstanding under the PSNH Indenture. As a result, these remaining changes will not become effective until PSNH receives the required unanimous consent. PSNH has already obtained the required approvals for the Restatement from the New Hampshire Public Utilities Commission.

     At this time, PSNH does not plan to hold a bondholder meeting to seek consent of existing bondholders to the Restatement. PSNH intends to include the Restatement as an exhibit to future indentures supplemental to the PSNH Indenture, and each purchaser of bonds issued under any such supplemental indenture, solely by acquiring the bonds, will have consented, and will be deemed to have consented, without the need for any further action or consent by such holder, to the Restatement.

     A copy of the proposed form of PSNH Indenture, giving effect to the Restatement, is filed herewith as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99	Proposed form of PSNH Indenture, giving effect to the Restatement, of Public Service Company of New Hampshire.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (Registrant)
By: /s/ Randy A. Shoop Randy A. Shoop Vice President and Treasurer

Date: September 17, 2007